Exhibit 21.1

SUBSIDIARIES OF SITEONE LANDSCAPE SUPPLY, INC.

As of the date of this filing, SiteOne Landscape Supply, Inc. has the following subsidiaries:

Entity Name	Jurisdiction of Formation
SiteOne Landscape Supply Midco, Inc.	Delaware
SiteOne Landscape Supply Bidco, Inc.	Delaware
SiteOne Landscape Supply Holding, LLC	Delaware
SiteOne Landscape Supply, LLC	Delaware
SiteOne Services, LLC	Delaware
SiteOne Landscape Supply, Ltd.	Ontario, Canada
LESCO, Inc.	Ohio
Green Resource, LLC	North Carolina
GR4, LLC	North Carolina
Hydro-Scape Products, Inc.	California
Bissett Equipment Corp.	New York
American Builders Supply, Inc.	California
ABS Logistics LLC	Nevada
MasonryClub, Inc.	California
Canoga Masonry Supply, Inc.	California
Atlantic Irrigation Specialties, Inc.	New York
Atlantic Irrigation South, LLC	North Carolina
Atlantic Irrigation of Canada Inc.	Ontario, Canada
Sprinklersupplystore.com LLC (50% owned)	Delaware
Auto-Rain Supply, Inc.	Washington
LandscapeXpress, Inc.	Delaware
LandscapeXpress, Inc.	Massachusetts
Koppco, Inc.	Missouri
Kirkwood Material Supply, Inc.	Missouri
The Dirt Doctors, LLC	New Hampshire
Zaren Leasing, LLC	New Hampshire
Modern Builders Supply, Inc.	California
Timberwall Landscape & Masonry Products, Inc	Minnesota
Rodvold Enterprises, Inc.	California
J K Enterprise, Inc.	Virginia
Culpeper Recycling Hauling LLC	Virginia
Culpeper Recycling Transport LLC	Virginia
Gateway Home & Garden Center, LLC	Virginia
JK Enterprise Landscape Supply, Limited Liability Company	Virginia
Madera Farm Transport, LLC	Virginia

Entity Name	Jurisdiction of Formation
Saunders LS, LLC	Virginia
Tilden Farm Nursery, LLC	Maryland
A&A Stepping Stone Manufacturing, Inc.	California
Whittlesey Landscape Supplies and Recycling, Inc.	Texas
Pioneer Landscape Centers, Inc.	Delaware
Grand Materials and Supply, LLC	Arizona
Pioneer Sand Company, LLC	Colorado
Pioneer Landscaping Materials, LLC	Arizona
Pioneer Decorative Stone Co., LLC	Arizona
Pioneer Trucking, L.L.C.	Arizona
Pioneer GX LLC	Delaware
Devil Mountain Wholesale Nursery, LLC (75% owned)	California
Devil Mountain Tree Company, LLC(1)	California
Landscape Plant Source LLC(1)	California
MPC FED 2024 Energy Fund IV, LLC (99.99% owned)	Delaware

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(1) Wholly owned subsidiary of Devil Mountain Wholesale Nursery, LLC